TRANSFER AGENCY AND REGISTRAR AGREEMENT

   AGREEMENT dated as of this 5 day of October, 1998, between Investors Research Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Delaware, having its principal office and place of business at 3757 State Street, Suite 204, Santa Barbara, California 93105, and ND Resources, Inc. (the "Transfer Agent"), a corporation organized under the laws of the State of North Dakota with its principal place of business at 1 North Main, Minot, North Dakota 58703.

                                   WITNESSETH:

   That for and in consideration of the mutual covenants and promises hereinafter set forth, the Fund and the Transfer Agent agree as follows:

   1.  Definitions.

       Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

       (a) "Authorized Person" shall be deemed to include the President, the Vice President, the Secretary, and the Treasurer of the Fund, the persons listed in Appendix A hereto, and any other person, whether or not such person is an officer of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund, as indicated in a certificate furnished to the Transfer Agent, pursuant to Sections 4(f) and 5(b) hereof, as may be received by the Transfer Agent from time to time.

       (b)  "Commission" shall have the meaning given it in the 1940 Act.

       (c) "Custodian" refers to any custodian or sub-custodian of all securities and other property which the Fund may, from time to time, deposit or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

       (d) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, Partnership Agreement or similar organizational document, as the case may be, of the Fund as the same may be amended from time to time.

       (e) "Officer" shall mean the President, Vice President, Secretary, and Treasurer of the parties hereto.

       (f) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person.

       (g) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information relating to the registration of the Fund's Shares under the Securities Act of 1933 and the 1940 Act, as amended.

       (h) "Shares" refers collectively to such shares of capital stock, beneficial interest or limited partnership interests, as the case may be, of the Fund, as may be issued from time to time, and if the Fund is a closed-end or a series fund, as such terms are used in the 1940 Act, any other classes or series of capital stock, share of beneficial interest, or limited partnership interests that may be issued from time to time.

                                     1

       (i) "Shareholder" shall mean a holder of shares of capital stock, beneficial interest or any other class or series, and also refers to partners of limited partnerships.

       (j) "Directors" or "Board of Directors" shall mean the Board of Directors, Board of Trustees or, if the Fund is a limited partnership, the General Partner(s) of the Fund, as the case may be.

       (k) "Written Instructions" shall mean a written or electronic communication actually received by the Transfer Agent from an Authorized Person, or from a person reasonably believed by the Transfer Agent to be an Authorized Person, by U.S. Mail, facsimile, or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communications.

       (1) "1940 Act" shall mean the Investment Company Act of 1940, and the Rules and Regulations promulgated thereunder, all as amended from time to time.

       (m) "Fund" shall mean the entity executing this Agreement, and if it is a series fund, as such term is used in the 1940 Act, such term shall mean each series of the Fund hereafter created, except that appropriate documentation with respect to each series must be presented to the Transfer Agent before this Agreement shall become effective with respect to each such series.

   2.  Appointment of the Transfer Agent.

       The Fund hereby appoints and constitutes the Transfer Agent as transfer agent, registrar and dividend disbursing agent for Shares of the Fund and as shareholder servicing agent for the Fund and as plan agent under the Fund's Dividend Reinvestment Plan. The Transfer Agent accepts such appointments and agrees to perform the duties hereinafter set forth.

   3.  Compensation.

       (a) The Fund will compensate the Transfer Agent for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as Schedule A and incorporated herein. The Transfer Agent will bill the Fund as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Schedule A. The Fund will promptly pay to the Transfer Agent the amount of such billing.

            In addition, the Fund agrees to pay, and will be billed separately for, reasonable out-of-pocket expenses incurred by the Transfer Agent in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule C and incorporated herein; which charges shall be those imposed by outside providers. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by the Transfer Agent in the performance of its obligations hereunder. Reimbursement by the Fund for expenses incurred by the Transfer Agent in any month shall be made as soon as practicable but no later than thirty- (30) days after the receipt of an itemized bill from the Transfer Agent.

       (b) Any compensation agreed to hereunder may be adjusted from time to time upon mutual agreement by both parties hereto by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Officer of each party hereto.

                                     2

   4.  Documents.

       In connection with the appointment of the Transfer Agent, the Fund shall, on or before the date this Agreement goes into effect, but in any case, within a reasonable period of time for the Transfer Agent to prepare to perform its duties hereunder, furnish the Transfer Agent with the following documents:


       (a) A certified copy of the Fund's Articles of Incorporation, as amended;

       (b)  A certified copy of the Fund's Bylaws, as amended;

       (c) A copy of the resolution of the Directors authorizing the execution and delivery of this Agreement;

       (d) If applicable, specimens of certificates for Shares of the Fund in the form mutually approved by the Directors and the Transfer Agent, with a certificate of the Secretary of the Fund as to such approval;

       (e) All account application forms and other documents relating to Shareholder accounts, or to any plan, program, or service offered by the Fund;

       (f) A signature card bearing the signatures of any person authorized to sign Written Instructions or is authorized to give Oral Instructions to the Transfer Agent on behalf of the Fund;

       (g) A certified list of Shareholders of the Fund with the name, address, and taxpayer identification number of each Shareholder, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Shares redeemed by the Fund; and

       (h) An opinion of counsel for the Fund with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933, as amended.

   5.  Further Documentation.

       The Fund will also furnish the Transfer Agent with copies of the following documents promptly after the same become available :

       (a) The Fund's Registration Statement and each subsequent amendment to the Fund's Registration Statement that is filed with the Commission;

       (b) A certified copy of each resolution of the Board of Directors, or other authorization, designating Authorized Persons;

       (c) Such other certificates, documents, or opinions as the Transfer Agent deems to be appropriate or necessary for the proper performance of its duties hereunder; and

       (d) Each resolution of the Board of Directors authorizing the issuance of Shares.

   6.  Representations.

                                     3

       The Fund represents to the Transfer Agent that all outstanding Shares are validly issued, fully paid and non-assessable. When Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus, such Shares shall be validly issued, fully paid and non-assessable. The Transfer Agent represents that it is and will continue to be registered as a transfer agent under the Securities Exchange Act of 1934.

   7.  Distributions Payable in Shares.

       In the event that the Directors shall declare a distribution payable in Shares, the Fund shall deliver to the Transfer Agent written notice of such declaration, signed on behalf of the Fund by an Officer of the Fund, upon which the Transfer Agent shall be entitled to rely for all purposes, certifying
(i) the number of Shares involved, (ii) that all appropriate action has been taken, and (iii) that any amendment to the Articles of Incorporation, which may be required, has been filed and is effective. Such notice shall be accompanied by an opinion of counsel for the Fund relating to the legal adequacy and effect of the transaction. This provision shall not apply to Shares to be issued in the normal course of reinvestment of any distributions or dividends in accordance with the Fund's Prospectus.

   8.  Duties of the Transfer Agent.

       The Transfer Agent shall be responsible for administering and/or performing transfer agent functions; for acting as service agent in connection with dividend and distribution functions, and as plan agent under the Fund's Dividend Reinvestment Plan; and for performing Shareholder account and administrative agent functions in connection with the issuance, transfer, and redemption or repurchase (including coordination with the Custodian) of Shares in accordance with the terms of the Prospectus and applicable law. The operating standards and procedures to be followed shall be determined, from time to time, by agreement between the Transfer Agent and the Fund, and shall be expressed in a written schedule of duties of the Transfer Agent annexed hereto as Schedule B and incorporated herein. In addition, the Fund shall deliver to the Transfer Agent all notices issued by the Fund with respect to the Shares in accordance with, and pursuant to, the Articles of Incorporation and By-laws of the Fund, or as required by law, and shall perform such other specific duties as are set forth in the Articles of Incorporation, including the giving of notice of any special or annual meetings of shareholders, and any other notices required thereby.

   9.  Recordkeeping and Other Information.

       (a) The Transfer Agent shall create and maintain all necessary records, in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act and those records pertaining to the various functions performed by it hereunder, which are set forth in Schedule B hereto. All records shall be available during regular business hours for inspection and use by the Fund. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 3la-2 under the 1940 Act.

       (b) Upon reasonable notice by the Fund, the Transfer Agent shall make available, during regular business hours, its facilities and premises, employed in connection with the performance of its duties under this Agreement, for reasonable visitation by the Fund, or any person retained by the Fund, as may be necessary for the Fund to evaluate the quality of the services performed by the Transfer Agent pursuant hereto.

                                     4

       (c) The Transfer Agent and the Fund agree that the records kept by the Transfer Agent, in compliance with the federal securities and applicable tax laws, remain the property of the Fund and, upon the termination of this Agreement, the Transfer Agent shall, at the Fund's expense, provide such records to the Fund, or such successor transfer agent as the Fund designates in writing to the Transfer Agent.

       (d) The Transfer Agent and the Fund agree that all books, records, information, and data pertaining to the business of the other party, which are exchanged or received in connection with this Agreement, shall remain confidential and shall not be voluntarily disclosed to any person, except as may be required by law. In the case of any requests or demands for any inspec-tion of the Shareholder records of the Fund, the Transfer Agent will endeavor to notify the Fund and to secure instructions from an authorized Officer of the Fund as to such inspection.

  10.  Other Duties.

       In addition to the duties expressly set forth in Schedule B to this Agreement, the Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and the Transfer Agent. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule A and the duties and functions shall be reflected in an amendment to Schedule B, both dated and signed by authorized persons of the parties hereto.

  11.  Reliance by Transfer Agent; Instructions.

       (a) The Transfer Agent will be protected in acting upon Written or Oral Instructions, as appropriate, believed to have been executed or orally communicated by an Authorized Person, and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund. The Transfer Agent will also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the Officers of the Fund and the proper counter-signature of the Transfer Agent.

       (b) At any time, the Transfer Agent may apply to any Authorized Person of the Fund for Written Instructions, and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund.
Written Instructions requested by the Transfer Agent will be provided by the Fund within a reasonable period of time. In addition, the Transfer Agent, its officers, agents, or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund, only if said representative is known by the Transfer Agent, or its officers, agents, or employees, to be an Authorized Person. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect the Transfer Agent's right to rely on Oral Instructions. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of an Authorized Person.

       (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

                                     5

            i.  the legality of the issuance or sale of any Shares;
           ii. the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor, so long as redemption is in accordance with provisions of the Prospectus;

          iii. the legality of the declaration of any dividend by the Directors, or the legality of the issuance of any Shares in payment of any dividend; or

           iv. the legality of any recapitalization or readjustment of the Shares.

  12.  Acts of God, Etc.

       Neither the Transfer Agent nor the Fund will be liable or responsible for delays or errors by reason of circumstances beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation, communication, or power supply.

  13.  Duty of Care and Indemnification.

       The Fund and the Transfer Agent will indemnify each other against, and hold the other party harmless from, any and all losses, claims, damages, liabilities, or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit, not resulting from the willful misfeasance, bad faith or negligence of the other party, and arising out of, or in connection with, the duties and responsibilities described hereunder. In addition, the Fund will indemnify the Transfer Agent against, and hold it harmless from, any and all losses, claims, damages, liabilities, or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of:

       (a) any action taken in accordance with Written or Oral Instructions, or any other instructions, or Share certificates reasonably believed by the Transfer Agent to be genuine and to be signed, countersigned, or executed, or orally communicated, by an Authorized Person;

       (b) any action taken in accordance with written or oral advice reasonably believed by the Transfer Agent to have been given by counsel for the Fund; or

       (c) any action taken as a result of any error or omission in any record (including, but not limited to, magnetic tapes, computer printouts, hard copies, and microfilm copies) delivered, or caused to be delivered, by the Fund to the Transfer Agent, in connection with this Agreement.

       In any case in which the Fund or the Transfer Agent may be asked to indemnify or hold the other party harmless, the requesting party will provide the other party with all pertinent facts concerning the situation in question and will use reasonable care to identify and provide notice of any situation which presents, or appears likely to present, a claim for indemnification. Each party shall have the option to defend the other party against any claim which may be the subject of this indemnification, and in the event that a party so elects, such defense shall be conducted by counsel chosen by the party making such election; and such counsel shall be satisfactory to the other party, and thereupon such electing party shall take over complete defense of the claim,

                                     6

and the requesting party shall sustain no further legal or other expenses in such situation for which it seeks indemnification under this Section 13. Neither party will confess any claim or make any compromise in any case in which the other party will be asked to provide indemnification, except with the other party's prior written consent. The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

  14.  Consequential Damages.

       In no event and under no circumstances shall either party under this Agreement be liable to the other party for indirect loss of profits, or other consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

  15.  Term and Termination.

       (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect for three (3) years, and then for successive annual periods thereafter, as the parties may mutually agree; provided, that either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice.

       (b) In the event such notice is given by the Fund, it shall be accompanied by a resolution of the Board of Directors of the Fund, certified by the Secretary, electing to terminate this Agreement, and designating a successor transfer agent or transfer agents. Upon such termination, and at the expense of the Fund (unless termination is as a result of the bad faith or negligence of the Transfer Agent), the Transfer Agent will deliver to such successor a certified list of Shareholders of the Fund (with names, addresses, and taxpayer identification numbers), an historical record of the account of each Shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the Transfer Agent under this Agreement in the form reasonably acceptable to the Fund, and will cooperate in the transfer of such duties and responsibilities, including provisions for assistance from the Transfer Agent's personnel in the establish-ment of books, records, and other data by such successor or successors.

  16.  Confidentiality

       Both parties hereto agree that any non-public information obtained here-under, concerning the other party, is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of the Commission or other governmental agency.

  17.  Amendment.

       This Agreement may not be amended or modified in any manner, except by a written agreement executed by both parties.

  18.  Subcontracting.

       Except as otherwise provided below, neither this Agreement nor any rights or obligations hereunder, may be assigned by either party without the express written consent of the other party. The Transfer Agent may subcontract, in whole or in part, for the performance of its obligations and duties here-under, subject to the approval of the Fund, which approval shall not be unreasonably withheld by the Fund, with any person or entity, including, but

                                     7

not limited to, any affiliate or subsidiary; provided, however, that (a) the Transfer Agent shall remain fully responsible to the Fund for the acts and omissions of any agent or subcontractor as it is for its own acts and omissions, and (b) to the extent that the Transfer Agent subcontracts any functions or activities required to be performed by a registered transfer agent, the subcontracting party shall be a duly registered transfer agent with the appropriate regulatory agency as required under Section 17A of the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended.

  19.  Security.

       The Transfer Agent represents and warrants that, to the best of its knowledge, the various procedures and systems which the Transfer Agent has implemented, or will implement, with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause (including provision for 24 hours-a-day restricted access) of the Fund's records and other data and the Transfer Agent's records, data, equipment facilities, and other property used in the performance of its obligations hereunder, are adequate, and that it will make such changes therein, from time to time, as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis.

  20.  Miscellaneous.

       (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Transfer Agent shall be sufficiently given if addressed to that party and received by it at its office set forth below, or at such other place as it may from time to time designate in writing.

            To the Fund:

            Investors Research Fund, Inc.
            Attn: Hugh J. Haferkamp, President
            3757 State Street, Suite 204
            Santa Barbara, CA 93105

            To the Transfer Agent:

            ND Resources, Inc.
            Attn: Mark R. Anderson, Shareholder Services Manager
            1 North Main
            Minot, ND 58703

       (b) Successors. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the other party.

       (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

       (d) Captions. The captions of this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof, or otherwise affect their construction or effect.

                                     8

       (e) Use of Transfer Agent's Name. The Fund shall not use the name of the Transfer Agent in any Prospectus, Statement of Additional Information, Shareholders' report, sales literature, or other material relating to the Fund for other than internal use, in a manner not approved prior thereto; provided, that the Transfer Agent shall approve all reasonable uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the Commission or a state securities administrator.

       (f) Use of the Fund's Name. The Transfer Agent shall not use the name of the Fund, or material relating to the Fund, on any documents or forms, for other than internal use, in a manner not approved prior thereto in writing; provided, that the Fund shall approve all reasonable uses of its name which merely refer in accurate terms to the appointment of the Transfer Agent or which are required by the Commission or a state securities administrator.

       (g) Independent Contractors. The parties agree that they are independent contractors and not partners or co-venturers.

       (h) Entire Agreement; Severability. This Agreement, and the Schedules attached hereto, constitute the entire agreement of the parties hereto, relating to the matters covered hereby, and supersede any previous agreements. If any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions shall not be affected or impaired thereby.

  21.  Liability of Directors, Officers, and Shareholders.

       The execution and delivery of this Agreement have been authorized by the Directors of the Fund and signed by an authorized Officer of the Fund, acting as such, and neither such authorization by such Directors nor such execution and delivery by such Officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Directors or Shareholders of the Fund, but bind only the property of the Fund.

                                     9

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers thereunder duly authorized as of the day and year first above written.

INVESTORS RESEARCH FUND, INC.

By:     Hugh J. Haferkamp          Signature:  /Hugh J. Haferkamp/

Title:  President                  Date:       9/23/98

Agreed and Accepted by:

ND RESOURCES, INC.

By:     Robert E. Walstad          Signature:  /Robert E. Walstad/

Title:  President                  Date:      10/05/98

                                     10

APPENDIX A

       We, Hugh J. Haferkamp, President, and Michael A. Marshall, Secretary, of Investors Research Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Delaware, do hereby certify that the following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund, and the signatures set forth opposite their respective names are their true and correct signatures:

Name(s):                                              Signature(s):

Hugh J. Haferkamp                                     /Hugh J. Haferkamp/
-----------------                                     -------------------
Name of Authorized Person
Michael A. Marshall                                   /Michael A. Marshall/
-------------------                                   ---------------------
Name of Authorized Person
                                                /Hugh J. Haferkamp/
                                                -------------------
                                                Hugh J. Haferkamp
                                                President

                                                /Michael A. Marshall/
                                                ---------------------
                                                Michael A. Marshall
                                                Secretary

                                 11

SCHEDULE A
                                    FEE SCHEDULE
                               TRANSFER AGENT CHARGES
                                  ND RESOURCES, INC.


Transfer Agency Fee Schedule
(Per portfolio)

PER MONTH MINIMUM1                 $ 2,125.00 per month

EQUITY FUNDS                       $ 16.25 per account2 per year on first
   1,500 accounts; and             $ 15.25 per account, per year thereafter

FIXED INCOME FUNDS                 $ 17.25 per account, per year

EDGAR FORMATTING (for filings which are not included under Section F of Exhibit 1 to Schedule B):

   Word processing conversion to EDGAR      $ 10.00 per page
   Desktop Publishing (Quark Xpress/Pagemaker)
   Conversion to EDGAR                      $ 25.00 per page
   Rush Charge3                             $ 10.00 per page

   Total Pages
   Per Filing             Setup Fee
   ----------             ---------
   1-50                $  200.00
   51-100                 300.00
   101-150                400.00
   151-200                500.00
   201-250                600.00
   251-300                700.00
   301-350                800.00
   351-400                900.00
   400+                   950.00

SPECIAL SERVICES                            $ 75.00 per hour
OUT-OF-POCKET EXPENSES        Passed through to Fund at cost

---------------------------
1. The Fund will pay a monthly minimum charge of $2,125 until such time as the account-based charges exceed the monthly minimum. At that point, the account-based charges will supersede the $2,125 monthly minimum.
2. Per-account charges are calculated on open accounts. Open accounts include any account with a current share balance and/or beginning-of-year balance.
3. Rush charges will be applied to all EDGAR formatting which is not received by the Transfer Agent at least 2 business days prior to filing date.

                                 12

SCHEDULE B

                          DUTIES OF THE TRANSFER AGENT
                     (See Exhibit 1 for Summary of Services.)

1. Shareholder Information.

   The Transfer Agent shall maintain a record of the number of Shares held by each holder of record which shall include his address and taxpayer identifica-tion number and which shall indicate whether such Shares are held in certificated or uncertificated form.

2. Shareholder Services.

   The Transfer Agent will investigate all Shareholder inquiries relating to Shareholder accounts and will answer all correspondence from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Fund. The Transfer Agent shall keep records of Shareholder correspondence and replies thereto and of the lapse of time between the receipt of such correspondence and the mailing of such replies.

3. State Registration Reports.

   The Transfer Agent shall furnish, on a state-by-state basis, sales reports and such periodic and special reports as the Fund may reasonably request, and such other information, including Shareholder lists and statistical information concerning accounts, as may be agreed upon from time to time between the Fund and the Transfer Agent.

4. Mailing Communications to Shareholders; Proxy Materials.

   The Transfer Agent will address and mail to Shareholders of the Fund all reports to Shareholders, dividend and distribution notices, and proxy material for the Fund's meetings of Shareholders.

5. Sales of Shares.

   (a) Processing of Investment Checks or Other Investments. Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for, the account of the Fund for the purchase of Shares, the Transfer Agent shall forthwith process the check for collection, and shall record the number of Shares sold, the trade date, the price per Share, and the amount of money to be delivered to the Custodian of the Fund for the sale of such Shares.

   (b) Issuance of Shares. Upon receipt of notification that the Custodian has received the amount of money specified in the immediately preceding paragraph, the Transfer Agent shall issue to and hold in the account of the purchaser/ Shareholder, or if no account is specified therein, in a new account established in the name of the purchaser, the number of Shares such purchaser is entitled to receive, as determined in accordance with applicable federal law or regulation.

   (c) Statements. On a quarterly basis, the Transfer Agent shall send to the purchaser/Shareholder a statement of account which will show the new Share balance, the Shares held under a particular plan, if any, for withdrawing investments, the amount invested and the price paid for the newly purchased Shares, or will be in such other form of statement as the Fund and the Transfer Agent may agree from time to time.

                                     13

   (d) Suspension of Sale of Shares. The Transfer Agent shall not be required to issue any Shares where it has received a Written Instruction from the Fund or written notice from any appropriate federal or state authority that the sale of the Shares of the Fund has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such Written Instructions or written notification.

   (e) Taxes in Connection with Issuance of Shares. Upon the issuance of any Shares, in accordance with the foregoing provisions of this Section, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid in connection with such issuance.

   (f) Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent will:

       (1) give prompt notice of such return to the Fund or its designee;

       (2) place a stop transfer order against all Shares issued as a result of such check or order; and

       (3) take such actions as the Transfer Agent may from time to time deem appropriate.

6. Redemptions.

   (a) Requirements for Transfer or Redemption of Shares. The Transfer Agent shall process all requests from Shareholders to transfer or redeem Shares in accordance with the procedures set forth in the Prospectus and all determina-tions of the number of Shares required to be redeemed to fund designated monthly payments, automatic payments, or any other such distribution or withdrawal plan.

       The Transfer Agent will transfer or redeem Shares upon receipt of Written Instructions and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent reasonably may deem necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes, if any.

       Except to the extent inconsistent with the procedures set forth in the Prospectus, the Transfer Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine, and for that purpose it will require a guarantee of signature by a member firm of a national securities exchange, by any national bank or trust company, or by any member bank of the Federal Reserve system.
The Transfer Agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

        The Transfer Agent may, in effecting transactions, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the provisions of Article 8 of the Uniform Commercial Code, as the same may be amended from time to time in the State of North Dakota, which in the opinion of legal counsel for the Fund or of its own legal counsel protect it in not requiring certain documents in connection with the transfer or redemption of Shares. The Fund may authorize the Transfer Agent to waive the signature guarantee in certain cases by Written Instructions.

                                     14

        For the purpose of the redemption of Shares which have been purchased within 30 days of a redemption request, the Transfer Agent may refuse to redeem such Shares until the Transfer Agent has received fed funds for the purchase of such Shares.

   (b) Notice to Custodian and Fund. When Shares are redeemed, the Transfer Agent shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund a notification setting forth the dollar amount to be redeemed. Such redemptions shall be reflected on appropriate accounts maintained by the Transfer Agent reflecting outstanding Shares and Shares attributed to individual accounts and, if applicable, any individual withdrawal or distribution plan.

   (c) Payment of Redemption Proceeds. The Transfer Agent shall, upon receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay to the Shareholder, or his authorized agent or legal representative, such moneys as are received from the Custodian, all in accordance with the redemption procedures described in the Prospectus; provided, however, that the Transfer Agent shall pay the proceeds of any redemption of Shares purchased within 30 days of a redemption request to the Transfer Agent, upon a determination that good funds have been collected for the purchase of such Shares. The Fund shall indemnify the Transfer Agent for any payment of redemption proceeds or refusal to make such payment if the payment or refusal to pay is in accordance with this Section.

       The Transfer Agent shall not process or effect any redemptions pursuant to a plan of distribution or redemption or in accordance with any other Shareholder request upon the receipt by the Transfer Agent of notification of the suspension of the determination of the Fund net asset value.

7. Dividends.

   (a) Notice to Transfer Agent and Custodian. Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund, with respect to Shares, the Fund shall furnish to the Transfer Agent a copy of a resolution of its Board of Directors, certified by the Secretary, setting forth, with respect to the Shares, the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable to the Transfer Agent on the payment date, and whether such dividend or distribution is to be paid in Shares at net asset value.

       On or before the payment date specified in such resolution of the Board of Directors, the Fund will cause the Custodian of the Fund to pay to the Transfer Agent sufficient cash to make payment to the Shareholders of record as of such payment date.

   (b) Payment of Dividends by the Transfer Agent. The Transfer Agent will, on the designated payment date, automatically reinvest all dividends in additional Shares at net asset value (determined on such date) and mail to each Shareholder, on a quarterly basis, at his address of record, or such other address as the Shareholder may have designated, a statement showing the number of full and fractional Shares (rounded to three decimal places) then currently owned by the Shareholder, and the net asset value of the Shares so credited to the Shareholder's account; provided, however, that if the Transfer Agent has on file a direction by the Shareholder to pay income dividends or capital gains dividends, or both, in cash, such dividends shall be paid in accordance with such instructions; and provided further, that in the event of the return of two consecutive dividend checks as undeliverable, Transfer Agent shall consider the account to be abandoned property, and shall initiate measures to locate lost shareholder(s), in accordance with Rules 17Ad-17 and 17a-24 under the Securities Exchange Act of 1934.

                                     15

   (c) Insufficient Funds for Payments. If the Transfer Agent does not receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all Shareholders of the Fund, as of the record date, the Transfer Agent will, upon notifying the Fund, withhold payment to all Shareholders of record, as of the record date, until such sufficient cash is provided to the Transfer Agent.

   (d) Information Returns. It is understood that the Transfer Agent shall file such appropriate information returns concerning the payment of dividends, return of capital, and capital gain distributions with the proper federal, state, and local authorities as are required by law to be filed and shall be responsible for the withholding of taxes, if any, due on such dividends or distributions to Shareholders when required to withhold taxes under applicable law.

8. Share Certificates.

   (a) At the expense of the Fund, it shall supply the Transfer Agent or its agent with an adequate supply of blank share certificates to meet the Transfer Agent's or its agent's requirements therefor. Such Share certificates shall be properly signed by facsimile. The Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, the Transfer Agent or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

   (b) The Transfer Agent or its agent shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by the Transfer Agent or its agent of properly executed affidavits and lost certificate bonds, in form satisfactory to the Transfer Agent or its agent, with the Fund and the Transfer Agent or its agent as obligee under the bond.

   (c) The Transfer Agent or its agent shall also maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record. With respect to Shares held in open accounts or uncertificated form, i.e., no certificate being issued with respect thereof, including their names, addresses and taxpayer identification. The Transfer Agent or its agent shall further maintain a stop transfer record on lost and/or replaced certificates.

                                     16

                                                        Exhibit 1 to Schedule B

                             SUMMARY OF SERVICES

The services to be performed by the Transfer Agent shall be as follows:

A. DAILY RECORDS

   Maintain daily the following information, with respect to each Shareholder account, as received:

   * Name and Address
   * State of residence code
   * Taxpayer identification number
   * Beneficial owner code (i.e., custodian, joint tenant, etc.)
   * Balance of Shares held by Transfer Agent
   * Number of Shares held in certificate form
   * Dividend payment code

B. OTHER DAILY ACTIVITY

   * Answer oral and written inquiries relating to Shareholder accounts (Matters relating to portfolio management, distribution of Shares, and other management policy questions will be forwarded to the Fund.).
   * Open new accounts and maintain records of exchanges between accounts.
   * Process dividends and disbursements into established Shareholder accounts in accordance with Written Instructions from the Transfer Agent.
   * Examine and process Share purchase applications in accordance with the Prospectus.
   * Furnish Forms W-9 to all Shareholders whose initial subscriptions for Shares did not include a taxpayer identification number.
   * Process additional payments into established Shareholder accounts in accordance with the Prospectus.
   * Upon receipt of proper instructions and all required documentation, process requests for redemption of Shares.
   * Identify redemption requests made with respect to accounts in which Shares have been purchased within an agreed-upon period of time for determining whether good funds have been collected with respect to such purchase and process as agreed by the Transfer Agent and the Fund, in accordance with written procedures set forth in the Fund's Prospectus.
   * Examine and process all transfers of Shares, ensuring that all transfer requirements and legal documents have been supplied.
   * Issue and mail replacement checks.
   * Maintain a toll-free telephone number (at the Fund's expense) for use by the Fund's Shareholders, with the provision for the recording of such calls.

C. DIVIDEND ACTIVITY

   * Calculate and process dividends and distributions, as instructed by the Fund.
   * Compute, prepare, and mail all necessary reports to Shareholders, federal, and/or state authorities, as requested by the Fund.

D. REPORTS PROVIDED TO THE FUND

                                     17

   Provide monthly reports to the Fund, including:

   * Fund financial statements (e.g., Balance Sheet and Income Statement)
   * Blue sky reports
   * Monthly Form N-SAR information (sales/redemptions)
   * Monthly report of outstanding Shares
   * Monthly analysis of accounts by beneficial owner code
   * Monthly analysis of accounts by Share range
   * Analysis of sales by state

E. MEETINGS OF SHAREHOLDERS

   * Cause to be mailed, proxy, and related material, for all meetings of Shareholders. Tabulate returned proxies (Proxies must be adaptable to mechanical equipment of the Transfer Agent or its agents.) and supply daily reports when sufficient proxies have been received. Costs incurred in providing this service will be billed to the Fund as an out-of-pocket expense of the Transfer Agent.
   * Prepare and submit to the Fund an Affidavit of Mailing.
   * At the time of the meeting, furnish a certified list of Shareholders.

F. PERIODIC ACTIVITIES

   * Cause to be mailed reports, Prospectuses, and any other enclosures requested by the Fund (Material must be adaptable to mechanical equipment of Transfer Agent or its agents.)
   * EDGAR formatting and filing with the Commission of the Fund's Semi-Annual Report, Annual Report, Form N-SAR, Form N1-A, and Proxy Statement (once annually for each report listed above, except Form N-SAR, which shall be formatted and filed twice annually).
   * Maintain Fund/SERV and related networking levels.
   * Provide ACH transaction capabilities.
   * Commission determinations and processing.

                                     18

SCHEDULE C

                          OUT-OF-POCKET EXPENSES

   The Fund shall reimburse the Transfer Agent monthly for applicable out-of-pocket expenses, including, but not limited to, the following items:

   1. Abandoned Property Monitoring and Reporting
   2. Conversion/deconversion charges
   3. Courier services
   4. Daily & Distribution advice mailings
   5. Duplicating services
   6. Federal Reserve charges for check clearance
   7. Microfiche/microfilm production
   8. NSCC charges levied by NSCC for those expenses incurred by the Fund
   9. Postage (bulk, pre-sort, ZIP+4, bar-coding, first class) and postage insurance
  10. Printing costs, including certificates, envelopes, checks and stationery
  11. Outside services required for proxy solicitations, mailings and tabulations
  12. Record retention, retrieval and destruction costs, including, but not limited to, exit fees charged by third party record keeping vendors
  13. Shipping, Certified and Overnight mail, and insurance
  14. Telephone and telecommunication costs, including all lease, maintenance and line costs
  15. Terminals, communications lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
  16. Third party audit reviews, not ordered by the Transfer Agent
  17. Wire charges
  18. Year-end form production and mailings
  19. Such other miscellaneous expenses reasonably incurred by the Transfer Agent in performing its duties and responsibilities under this Agreement.

   The Fund will promptly reimburse the Transfer Agent for any other unscheduled expenses incurred by the Transfer Agent, whenever such expenses are not otherwise properly borne by the Transfer Agent as part of its duties and obligations under the Agreement.

                                     19